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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 20, 2002
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                                PerkinElmer, Inc.
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               (Exact Name of Registrant as Specified in Charter)



       Massachusetts                        1-5075                04-2052042
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(State or Other Jurisdiction             (Commission           (IRS Employer
      of Incorporation)                  File Number)        Identification No.)


 45 William Street, Wellesley, Massachusetts                       02481
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   (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (781) 237-5100
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                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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         This Current Report on Form 8-K is filed by PerkinElmer, Inc., a
Massachusetts corporation (the "Company"), in connection with the matters described herein.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On June 20, 2002, the Company engaged Deloitte & Touche LLP, effective as of June 20, 2002, to serve as its independent public accountants for the fiscal year ending December 29, 2002. The decision to engaged Deloitte & Touche LLP was approved by the Company's Audit Committee of the Board of Directors under authority of the Company's Board of Directors.

         During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Deloitte & Touche LLP, neither the Company nor anyone acting on its behalf consulted with Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Deloitte & Touche LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PERKINELMER, INC.


Date:    June 20, 2002                By: /s/ Terrance L. Carlson
                                          --------------------------------------
                                          Terrance L. Carlson
                                          Senior Vice President, General Counsel
                                          and Clerk